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                                                                    EXHIBIT 99.1

                           (PULITZER INC. LETTERHEAD)

FOR IMMEDIATE RELEASE

                  PULITZER INC. CONFIRMS 2003 EARNINGS GUIDANCE


         ST. LOUIS, May 6, 2003 - Pulitzer Inc. (NYSE: PTZ) said today it confirms its earlier guidance for full-year 2003 base earnings per fully diluted share of at least $1.95. The guidance, which Pulitzer will discuss in meetings with investors this week, assumes a stable economic environment.

         Pulitzer said it is also confirming its guidance of 2003 capital expenditures in the range of $12 million to $14 million. First-quarter 2003 capital expenditures totaled about $4 million. The Company said it expects to defer some of the remaining capital spending until later in the year.

         Pulitzer Inc., through various subsidiaries and affiliated entities, is engaged in newspaper publishing and related new media activities. The Company's newspaper operations include two major metropolitan dailies, the St. Louis Post-Dispatch and the Arizona Daily Star in Tucson, Arizona, and 12 other dailies: The Pantagraph, Bloomington, Ill.; The Daily Herald, Provo, Utah; the Santa Maria Times, Santa Maria, Calif.; The Napa Valley Register, Napa, Calif.; The World, Coos Bay, Ore.; The Sentinel, Hanford, Calif.; the Arizona Daily Sun, Flagstaff, Ariz.; The Daily Chronicle, DeKalb, Ill.; The Garden Island, Lihue, Hawaii; the Daily Journal, Park Hills, Mo.; The Lompoc Record, Lompoc, Calif.; and The Daily News, Rhinelander, Wisc. The Company also owns the Suburban Journals of Greater St. Louis, a group of 37 weekly papers and various niche publications.

         The Company's new media and interactive initiatives include STLtoday.com in St. Louis, azstarnet.com in Tucson, and Web sites for all of its other dailies. Pulitzer Inc. is the successor to the company originally founded by Joseph Pulitzer in St. Louis in 1878. For more information, visit our Web site at www.pulitzerinc.com.


                                     -more-


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Page Two
Pulitzer Confirms Earnings Guidance

Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and other factors include, but are not limited to, industry cyclicality, the seasonal nature of the business, changes in pricing or other actions by competitors or suppliers (including newsprint), outcome of labor negotiations, capital or similar requirements, and general economic conditions, any of which may impact advertising and circulation revenues and various types of expenses, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in "forward-looking statements" are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Accordingly, investors are cautioned not to place undue reliance on any such "forward-looking statements," and the Company disclaims any obligation to update the information contained herein or to publicly announce the result of any revisions to such "forward-looking statements" to reflect future events or developments.

The Company's calculation of "Base Earnings" and "Base Earnings per Share," including guidance contained herein for full-year 2003 base earnings per fully diluted share, exclude investment gains and losses related to non-operating assets. The Company can not currently determine full-year 2003 investment gains and losses, if any, related to non-operating assets. The Company's calculation of "Base Earnings" and "Base Earnings per Share," including guidance contained herein for full-year 2003 base earnings per fully diluted share, may not be comparable to similarly titled measures reported by other companies. "Base Earnings" and "Base Earnings per Share," which exclude investment gains and losses related to non-operating assets, are not measures of performance under generally accepted accounting principles ("GAAP") and should not be construed as substitutes for consolidated net income and earnings per share as a measure of performance. However, management uses "Base Earnings" and "Base Earnings per Share" for comparing the Company's past, current and future performance and believes that they provide meaningful and comparable information to investors to aid in their analysis of the Company's performance relative to other periods and to its peers.